Exhibit 99.2







                                          October 12, 1998


Messrs. Nelson Peltz and Peter W. May
280 Park Avenue
New York, NY 10017

Gentlemen:

      Triarc Companies, Inc. (the "Company") has a transferable right of first refusal with respect to all of the shares of Class B Common Stock, par value $.10 per share of the Company (the "Right").

      To induce you to make the going-private proposal which you have today dis-cussed with us, the Company hereby agrees that if the Right is triggered and the Company determines not to exercise the Right, the Company will immediately as-sign the Right to your affiliate DWG Acquisition Group, L.P.

      This agreement has been authorized and approved by the Special Committee which was appointed today by the Board of Directors of the Company to consider your proposal.

                                          Very truly yours,

                                          TRIARC COMPANIES, INC.


                                          By: JOHN L. BARNES, JR.



ACCEPTED:


NELSON PELTZ
Nelson Peltz



PETER W. MAY
Peter W. May